Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

June 16, 2020

Board of Directors

Venus Concept Inc.

235 Yorkland Boulevard

Suite 900

Toronto, Ontario M2J 4Y8

Ladies and Gentlemen:

We have acted as counsel to Venus Concept Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of (i) 209,556 shares (the “Commitment Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 286,977 shares of Common Stock (the “Initial Purchase Shares”) and (iii) up to Thirty Million Dollars ($30,000,000) of Common Stock (the “Purchase Shares” and together with the Commitment Shares and the Initial Purchase Shares, the “Shares”), in each case pursuant to the purchase agreement dated as of June 16, 2020 (the “Purchase Agreement”), between the Company and Lincoln Park Capital Fund, LLC, an Illinois limited liability company.

In such capacity, we have reviewed copies of the shelf registration statement on Form S-3 (Registration No. 333-228562) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on November 27, 2018 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”), and the base prospectus dated December 10, 2018 forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein with an aggregate initial offering price not to exceed $100,000,000, which was included as part of the Registration Statement at the time it became effective (the “Base Prospectus”) and the final prospectus supplement, dated June 16, 2020, relating to the offer and sale of the Shares in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission (the “Final Prospectus Supplement” and, the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, including the documents incorporated by reference therein, the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

We also have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. As to all

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RICHMOND ◆ SAN FRANCISCO ◆ SHANGHAI ◆ SILICON VALLEY ◆ SINGAPORE ◆ TYSONS ◆ WASHINGTON, D.C. ◆ WILMINGTON

June 16, 2020

matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

This opinion is based solely on the General Corporation Law of the State of Delaware.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

(a)	The Commitment Shares and the Initial Purchase Shares have been duly authorized by all necessary corporate action on the part of the Company, and are validly issued, fully paid and non-assessable.

(b)

The Purchase Shares have been duly authorized by all necessary corporate action on the part of the Company, and when issued and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Reed Smith LLP
Reed Smith LLP